EXHIBIT 99.1

Qumu Corporation Agrees to Sell Its Disc Publishing Assets to Equus
Holdings Subsidiary for $23 Million

Qumu to Focus Exclusively on its High Growth Enterprise Video Content
Management Software Business

Agreement Concludes Comprehensive Process to Maximize Disc Publishing Operation Value
for Qumu Shareholders

Minneapolis, MN – April 24, 2014 – Qumu Corporation (NASDAQ: QUMU) and Equus Holdings, Inc. (www.equus-holdings.com) today announced they have entered into a definitive asset purchase agreement under which Qumu will sell its Rimage disc publishing assets to Redwood Acquisition, Inc., a wholly-owned subsidiary of Equus Holdings, in an all cash transaction valued at $23 million, subject to certain adjustments. The transaction resulted from a comprehensive process implemented by Qumu’s Board of Directors to maximize the value of the disc publishing operations for shareholders while enabling Qumu management to focus resources and time exclusively on the Company’s high growth enterprise video content management software business.

The transaction is subject to certain closing conditions, including Qumu shareholder approval, and is expected to close by July 31, 2014. Equus Holdings is a Minneapolis-based company that has evolved from a custom computer manufacturer to a portfolio of technology companies primarily in the IT equipment and solutions markets. Equus has been in business for 25 years and seven years ago became 100% employee-owned through an ESOP.

“Since 2010, we have noted our focus on addressing the decline in disc publishing revenues and driving a transformation in the business. At that same time, we began investing in online file sharing technology to target the evolving technology landscape in mobility and cloud computing. As our strategic vision developed further, we recognized the opportunity for video in the enterprise and, as a result, in October 2011, acquired Qumu, Inc., a leader in the emerging enterprise video software industry,” said Sherman Black, president and CEO of Qumu.

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“Qumu software’s growth has been overshadowed by the declining revenue of our disc publishing operation. As a result, beginning in 2013, our Board, with the advice of Mooreland Partners as its financial advisor, undertook an extensive review of strategic alternatives for the disc publishing operation, including continuing to run the operations as part of Qumu Corporation. Following a thorough, competitive process that included multiple potential acquirers, the Board determined that it is in the best interests of our shareholders to sell the disc publishing assets to Equus Holdings. The proposed transaction is estimated to provide Qumu with approximately $19 to $20 million in net cash after closing costs, post-closing adjustments, taxes and the assumed return of the $2.3 million, 15 month escrow. Most importantly, it will enable us to concentrate our efforts and resources on the significant growth opportunity for our proprietary enterprise video software business. With a single focus on the growing software business, we have the potential to achieve improved value for our shareholders.”

“Our Board believes the transaction with Equus Holdings represents the highest value alternative for Qumu shareholders. We look forward to working with the Equus team to achieve a smooth transition of the disc publishing operations following the closing of the transaction,” Mr. Black concluded.

“For the past 25 years, Equus has been a leading provider of integrated computing, managed and mobile solutions to the North American value-added reseller channel. Like Equus, Rimage has a market leadership position and a reputation of high integrity and dependability. Rimage will be operated as a wholly owned subsidiary within the Equus organization, which will leverage Equus’ corporate structure, yet enable Rimage to remain focused and committed to delivering best in class disc publishing solutions and customer support. The Rimage operations complement our existing business and we are excited about working with their team to optimize opportunities in the marketplace once the transaction is completed,” said Andy Juang, President & CEO of Equus.

Mooreland Partners LLC acted as exclusive financial advisor to Qumu in connection with the transaction and delivered a fairness opinion to Qumu’s Board of Directors. Qumu will report results for the first quarter ended on March 31, 2014 on Monday, April 28, 2014 after market close.

Conference Call

Qumu has scheduled a conference call and webcast to review this transaction for tomorrow, April 25, 2014 at 8:30 a.m. Eastern Time. The dial-in number for the conference call is 877-941-9205 for domestic participants and 480-629-9722 for international participants. Investors can also access a webcast of the live conference call by linking through the investor relations section of the Qumu website, www.qumu.com. Webcasts will be archived on Qumu’s website.

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Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” or “estimate” or comparable terminology are intended to identify forward-looking statements. Actual results might differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with the transaction and the Company’s business, including the risk that a condition to closing of the transaction may not be satisfied, including shareholder approval and receipt of financing by the buyer; the possibility that competing offers for the disc publishing assets may be made; the risk that the transaction will not be consummated within the expected time period; the effects of disruption from the transaction making it more difficult to maintain relationships with employees, customers, suppliers and other business partners of both the disc publishing and software businesses; risks related to Qumu’s ability to operate its retained software business; the challenges associated with transitioning the software business and disc publishing business to separate, stand alone operations following closing; and the factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC.

Important Transaction Information

In connection with the proposed sale of the disc publishing business, Qumu will file a proxy statement with the SEC. Shareholders and investors are advised to read the proxy statement when it becomes available because it will contain important information about the transaction and the Company. Shareholders and investors may obtain a free copy of the proxy statement (when available) and other documents filed by Qumu with the SEC at the SEC’s web site at www.sec.gov. Free copies of the proxy statement, once available, and the Company’s other filings with the SEC, may also be obtained at www.qumu.com by following the Quick Link for “Investors” and then following the link to “SEC Filings.” Free copies of Qumu’s filings may be obtained by directing a written request to Qumu Corporation, 7725 Washington Avenue, Minneapolis, Minnesota 55439, Attention: James R. Stewart or by telephone at 952-683-7900.

Participants in the Solicitation

Qumu and its directors, executive officers and other members of its management may be deemed to be soliciting proxies from the Company’s shareholders in favor of the transaction. Investors and shareholders may obtain more detailed information regarding the direct and indirect interests in the transaction of persons who may, under the rules of the SEC, be considered participants in the solicitation of Qumu’s shareholders in connection with the transaction by reading the preliminary and definitive proxy statements regarding the transaction, which will be filed with the SEC. Information about the Company’s directors and executive officers may be found in the Company’s definitive proxy statement for its 2014 Annual Meeting of Shareholders filed with the SEC on April 15, 2014. These documents are available free of charge once available at the SEC’s web site at www.sec.gov or by directing a request to the Company as described above.

About Qumu Corporation

Qumu Corporation (NASDAQ: QUMU) provides the tools businesses need to create, manage, secure, distribute and measure the success of their videos. Qumu's innovative solutions release the power in video to engage and empower employees, partners and clients. Qumu helps thousands of organizations around the world realize the greatest possible value from video and other rich content they create and publish. Whatever the audience size, viewer device or network configuration, Qumu solutions are how business does video. Additional information can be found at www.qumu.com.

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About Rimage Disc Publishing

Rimage Disc Publishing (www.rimage.com) offers industry-leading digital publishing solutions to archive, distribute and protect content on CDs, DVDs and Blu-ray Discs to more than 10,000 customers around the world.  Key markets and applications for its products include video workflows, retail, medical imaging and law enforcement.

About Equus Holdings

Equus is proud to be one of America’s largest computing system manufacturers. Since 1989, Equus has delivered more than three million build-to-order and ready-to-ship computing systems through its reseller channel and Serversdirect.com web store. Equus has prospered because of its ability to boost efficiencies, adopt the latest technologies, and provide the highest quality solutions. As an experienced ISO 9001-certified systems builder, Equus continues to be a trusted and valued partner to solution providers by offering high-quality IT solutions combined with consistent and efficient delivery and service. By anticipating technology trends, Equus helps it customers prepare for market changes and new opportunities.

Qumu Contacts:

Investors	Media:
James Stewart, CFO	Pete Steege, Director of Marketing Communications
Qumu Corporation	Qumu Corporation
952/683-7900	952/683-7879

Doug Sherk/Leigh Salvo	Janine McCargo
EVC Group	EVC Group
415/568-9349	646/688-0425

Equus Contacts:

Jay Swenson, Vice President, Marketing Services

Equus Corporate Services

612/617-6245

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